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                                   EXHIBIT 23I
                         OPINION AND CONSENT OF COUNSEL

                           DAVID JONES & ASSOC., P.C.
                           4747 Research Forest Drive
                                Suite 180, # 303
                             The Woodlands, TX 77381
                              610-935-4511 (Phone)
                            610-935-3775 (Facsimile)


Quaker Investment Trust                                          August 17, 2001
1288 Valley Forge, Suite 76
Valley Forge, PA  19460

Dear Sirs:

As counsel to The Quaker Investment Trust (the "Trust"), an unincorporated business trust organized under the laws of the State of Massachusetts, I have been asked to render my opinion with respect to the issuance of an indefinite number of shares of beneficial interest of the Trust (the "Shares") representing proportionate interests in The Quaker -Long Bow Science and Technology Fund (the "Fund"). The Shares of the Fund are series of the Trust consisting of one class of shares, Class A Shares, all as more fully described in the Prospectus and Statement of Additional Information contained in Post-effective Amendment # 19 to the Trust's Registration Statement on Form N-1A, to which this opinion is an exhibit, to be filed with the Securities and Exchange Commission.

I have examined the Company's Declaration of Trust, by-laws, the Prospectus and Statement of Additional Information contained in the Registration Statement, and such other documents, records and certificates as deemed necessary for the purposes of this opinion.

Based on the foregoing, I am of the opinion that the Shares, when issued, delivered and paid for in accordance with the terms of the Prospectus and Statement of Additional Information, will be legally issued, fully paid, and non-assessable by the Trust. I also give my consent for the Trust to included this opinion as an Exhibit to the Trust's Registration Statement on Form N-1A.

Very Truly Yours,

/s/  David D. Jones
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David D. Jones
Attorney & Counselor at Law